State of Delaware Office of the Secretary of State

            I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED-IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES: "PENINK, INC.", A DELAWARE CORPORATION, WITH AND INTO "PEPCO ENTERPRISES, INC." UNDER THE NAME OF "PEPCO ENTERPRISES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SEVENTH DAY OF APRIL, A.D. 2000, AT 9 O'CLOCK A.M.

            A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Edward J. Freel Edward J. Freel, Secretary of State AUTHENTICATION: 0406433 DATE: 04-27-00
CERTIFICATE OF MERGER OF PENINK, INC. AND PEPCO ENTERPRISES, INC.
It is hereby certified that: 1. The constituent business corporations participating in the merger herein certified are:
(i)	Penink, Inc., which is incorporated under the laws of the State of Delaware;
and
(ii)	Pepco Enterprises, Inc., which is incorporated under the laws of the State of Delaware.

            2.             An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

            3.             The name of the surviving corporation in the merger herein certified is Pepco Enterprises, Inc., which will continue its existence as said surviving corporation under Potomac Capital Investment Corporation upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

            4.             The Certificate of Incorporation of Pepco Enterprises Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

            5.             The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows: 1801 K Street, N.W., Suite 900, Washington, D.C. 20006.

            6.             A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

            7.             The Agreement of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective on April 27, 2000.

PEPCO ENTERPRISES, INC. Dated: April 26, 2000 By: /s/ Joy J. Dorsey Joy J. Dorsey Corprate Secretary
PEPCO ENTERPRISES, INC. Consent of Shareholder to Merger in Lieu of Special Meeting of Shareholder

            The undersigned, being the sole shareholder of all of the outstanding shares of Capital Stock of Penink, Inc. (the "Company"), a Delaware corporation, does hereby consent to the taking of the following action without a meeting, and without notice of a vote pursuant to Section 228 of the Delaware Corporation Law and the By-Laws of the Corporation.

            WHEREAS, the Board of Directors of the Corporation has approved that certain Agreement and Plan of Merger, dated as of April 27, 2000 (the "Merger Agreement"), by and between the Company and Pepco Enterprises, Inc., a copy of which is attached hereto as Exhibit A.

NOW, THEREFORE, BE IT

            RESOLVED, that the proposed merger of the Company with and into Pepco Enterprises, Inc. and the Merger Agreement and the terms and conditions therein set forth and provided are hereby in all respects approved, adopted, authorized, and agreed to; and

            FURTHER RESOLVED, that the proper officers of the Company are hereby authorized and directed to do and perform all necessary acts and to make, execute, deliver and file all necessary documents to effectuate the merger of the Company with and into Pepco Enterprises, Inc. referred to in the foregoing resolution.

            This consent is effective as of the 26th day of April, 2000.

PEPCO ENTERPRISES, INC. By: /s/ John D. McCallum John.D. McCallum, Chairman
AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the "Agreement") is made and entered into as of April 28, 2000, between Pepco Enterprises, Inc., a Delaware corporation ("PEI") and Penink, Inc., a Delaware corporation ("Penink").

            WHEREAS, PEI is a corporation duly organized and validly existing under the laws of the State of Delaware, with an authorized Capital Stock consisting of 1,000 shares of Common Stock, par value $1.00 per share ("PEI Common Stock"), of which 1,000 shares were issued and outstanding on the date hereof, all of which shares are owned by Potomac Capital Investment Corporation, a Delaware corporation.

            WHEREAS, Penink is a corporation duly organized and validly existing under the laws of the State of Delaware, with an authorized Capital Stock consisting of 1,000 shares of Common Stock, par value $1.00 per share ("Penink Common Stock"), of which 1,000 shares were issued and outstanding on the date hereof, all of which shares are owned by and a wholly owned subsidiary of PEI.

            WHEREAS, the Boards of Directors of Penink and of PEI deem it advisable and in the best interest of their respective corporation and shareholder, that Penink merge with and into PEI upon the terms and conditions set forth in this Agreement and pursuant to the applicable laws of the State of Delaware, and the Boards of Directors of Penink and PEI have, by resolutions duly adopted, approved this Agreement and directed that the Agreement be submitted to the shareholders of Penink and of PEI for approval and adoption.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and subject to the terms and conditions hereof, the parties agree as follows:

ARTICLE I

The Merger

            1.1            The Merger.       On the Effective Date of the Merger (as defined in Section 1.2 hereof), Penink shall be merged with and into PEI, which shall be the surviving company (the "Surviving Company"), and the separate existence and corporate organization of Penink shall cease (the "Merger"). The Surviving Company in accordance with Section 259 of the General Corporation Law of the State of Delaware shall possess all the rights, privileges, powers and franchises of a public as well as a private nature of each of Penink and PEI and be subject to all the restrictions, disabilities and duties of each of Penink and PEI; and all the rights, privileges, powers and franchises of the PEI and Penink and all property, real, personal and mixed, and all debts due to either entity on whatever account, as well as for stock subscriptions and all other things in action or belonging to either entity, shall be vested in the Surviving Company; and all property, rights, privileges, powers and franchises, and all and every other interest shall thereafter be as effectually the property of the Surviving Company as they were of Penink and PEI, and the title to any real estate, vested by deed or otherwise, in either entity shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of Penink and PEI shall be preserved unimpaired, and all debts, liabilities and duties shall thenceforth attach to and may be enforced against the Surviving Company to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

            1.2            Effective Date of the Merger.       The Merger shall become effective on April 27, 2000 (the "Effective Date"). The date on which the Merger becomes effective is herein called the "Effective Date."

ARTICLE II Names, Articles of Incorporation, Bylaws, Officers And Directors of the Surviving Company

            2.1            Name.       The Surviving Company shall be Pepco Enterprises, Inc.

            2.2            Articles of Incorporation.       The Articles of Incorporation of PEI as in effect on the Effective Date of the Merger shall be the Articles of Incorporation of the Surviving Company.

            2.3            Bylaws.       The Bylaws of PEI as in effect on the Effective Date of the Merger shall be the Bylaws of the Surviving Company.

            2.4            Directors and Officers.       The Directors and Officers of PEI immediately prior to the Effective Date shall continue as, respectively, the Directors and Officers of the Surviving Company and shall hold office from and after the Effective Date until their successors shall have been elected and qualified in accordance with the Bylaws of the Surviving Company.

ARTICLE III Transfer of MERGED CORPORATION Assets and Cancellation of MERGED CORPORATION Shares

            3.             Transfer of Penink Assets and Cancellation of Penink Shares.       At the Effective Time, all assets owned by Penink, including its stock ownership in W.A. Chester, LLC and Energy & Telecommunications Services, LLC, will be transferred to the Surviving Company and by virtue of such transfer and by virtue of the Merger, and without any action on the part of the holder of the shares of PEI or of Penink, each share of common stock of Penink outstanding at the Effective Date shall automatically be cancelled and retired and shall cease to exist.

ARTICLE IV Amendment and Termination

            4.1            Amendment.       At any time prior to the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, this Agreement may be amended by the Boards of Directors of PEI and of Penink to the extent permitted by Delaware law notwithstanding favorable action on the merger by the shareholders of PEI or Penink.

            4.2            Termination.       At any time prior to the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, this Agreement may be terminated and abandoned by the Boards of Directors of PEI or Penink, notwithstanding favorable action on the merger by the shareholder of PEI or Penink.

            IN WITNESS WHEREOF, PEI and Penink have caused this Agreement to be signed by their respective officers duly authorized as of the date first above written.

PEPCO ENTERPRISES, INC. By: /s/ John D. McCallum Name: John D. McCallum Title: Chairman PENINK, INC. By: /s/ Steven M. Scherer Name: Steven M. Scherer Title: Chairman
State of Delaware Office of the Secretary of State

            I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF.MERGER,-'-WHI-1CH. MERGES: "PEI MERGER CORPORAT-IONI1, A DELAWARE ,CORPORATION, WITH AND INTO "PEPCO ENTERPRISES, INC.'!-UUNDER THE NAME OF "PEPCO ENTERPRISES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-NINTH DAY-OF APRIL, A.D. 1996, AT 12:40 O' CLOCK P. M.

            A CERTIFIED COPY OF-THIS CERTIIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF'DEEDS' FOR.RECORDING.

/s/ Edward J. Freel Edward J. Freel, Secretary of State AUTHENTICATION: 7927073 DATE: 04-30-96
CERTIFICATE OF MERGER OF PEI MERGER CORPORATION INTO PEPCO ENTERPRISES, INC.

            The undersigned corporation organized under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY;

            FIRST:       That- the name and the state of incorporation of each of the constituent corporations of the merger is:

Name	State of Incorporation
PEPCO Enterprises, Inc.	Delaware
PEI Merger Corporation	Delaware

            SECOND:             That an agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of Title 8 of the General Corporation Law of the State of Delaware.

            THIRD:             That the name of the surviving corporation of the merger is PEPCO Enterprises, Inc.

            FOURTH:             That the Certificate of Incorporation of PEPCO Enterprises, Inc. shall be the Certificate of Incorporation of the surviving corporation.

            FIFTH:             That the executed agreement and plan of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is Room 841, 1900 Pennsylvania Avenue, N.W., Washington, D.C. 2C068.

            SIXTH:             That a copy of the agreement and plan of merger will be furnished by the surviving corporation, on request and without cost, to any shareholder of either constituent corporation.

            SEVENTH:             That the Merger shall be effective as of 11:59 p.m. Eastern time on April 30, 1996.

            IN WITNESS WHEREOF, the surviving corporation has caused this certificate to be executed by its President and attested by its Secretary this f day of April, 1996.

ATTEST: /s/ Ellen Sheriff Rogers Secretary Dated: April 24, 1996	PEPCO ENTERPRISES, INC. By: /s/ John D. McCallum President
STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 04/17/1996 960110665 - 2615801
CERTIFICATE OF INCORPORATION OF PEI Merger Corporation
The undersigned, for the purposes of forming a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:
ARTICLE I
The name of the corporation is PEI Merger Corporation.
The name of the corporation is PEI Merger Corporation.
The name of the corporation is PEI Merger Corporation.
ARTICLE II

            The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

            The nature of the business or purposes to be conducted or promoted is:

            To engage in any business approved by the Board of Directors for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

            The Corporation shall have authority to issue one thousand (1,000) shares of capital stock all of which shall be shares of Common Stock, and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

ARITICLE V
The name and mailing address of the incorporator is as follows:
NAME William D. Shapiro	MAILING ADDRESS 900 19TH Street, N. W. Washington, D. C. 20006
ARTICLE VI
Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.
ARTICLE VII
The corporation is to have perpetual existence.
ARTICLE VIII
In furtherance and not in limitation of the power conferred by statute, the Board of Directors shall have the power to adopt, amend, alter and repeal the By- Laws of the Corporation.
ARTICLE IX

            Meetings of stockholders may be held within or without the State of Delaware. The books of the Corporation may be kept (subject to any provision contained in the Delaware statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

ARTICLE X

            The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XI

            No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

ARTICLE XII

            The Corporation may indemnify and advance expenses to each director and each officer and any employee or agent of the Corporation and their respective heirs, administrators and executors, against all liabilities and expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee or agent of the Corporation, to the full extent permitted by the laws of the State of Delaware now existing or as such laws may hereafter be amended.

            I, THE UNDERSIGNED, being the incorporator hereinbefore named, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this it-day of April, 1996.

/s/ William D. Shapiro William D. Shapiro Incorporator
In the Presence of: /s/ Ellen Sheriff Rogers
State of Delaware Office of the Secretary of State

            I, EDWARD J. FREED, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT OF PEPCO ENTERPRISES, INC., FILED IN THIS OFFICE ON THE TWENTIETH DAY OF FEBRUARY, A.D. 1996, AT 9.0 O'CLOCK A.M.

            A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECOREDER OF DEEDS FOR RECORDING.

/s/ Edward J. Freel Edward J. Freel, Secretary of State AUTHENTICATION:7833445 DATE: 02-21-96
CERTIFICATE OF CHANGE OF REGISTERED AGENT AND REGISTERED OFFICE * * * *

            PEPCO Enterprises, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

            DOES HEREBY CERTIFY:

            The present registered agent of the corporation is Delaware Corporate Management, Inc. and the present registered office of the corporation is in the County of New Castle.

            The Board of Directors of PEPCO Enterprises, Inc. adopted the following resolution on the 24th day of January 1996.

            RESOLVED, that the officers of the Company be, and hereby are, authorized to take such actions as required to appoint and designate, effective March 1, 1996, The Prentice-Hall Corporation System, Inc.,1013 Centre Road, Wilmington, New Castle County, Delaware 19805 as Registered Agent of the Company in the State of Delaware, pursuant to the DEL. CODE ANN., tit. 8, Section 133 (1953 as amended).

            IN WITNESS WHEREOF, PEPCO Enterprises, Inc. has caused this statement to be signed by John D. McCallum, its President and attested by Ellen Sheriff Rogers, its Secretary, this 15h day of February, 1996.

ATTEST: By: /s/ Ellen Sheriff Rogers Secretary	By: /s/ John D. McCallum President
STATE OF DELAWARE OFFICE OF SECRETARY OF STATE

            I, GLENN C. KENTON, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT/OFFICE OF PEPCO ENTERPRISES, INC. FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF DECEMBER, A.D. 1984, AT 12 O'CLOCK P.M.

/s/ Glenn C. Kenton Glenn C Kenton, Secretary of State AUTHENTICATION: 0396982 DATE: 24/14/1984
CERTIFICATE-:OF CHANGE OF REGISTERED AGENT AND REGISTERED OFFICE

            PEPCO Enterprises, Inc., a corporation organized and existing under and by-virtue of the General Corporation Law of the State of Delaware,

            DOES HEREBY CERTIFY:

            The present registered agent of the corporation is Wilmington Trust Company and the present registered office of the corporation is in the County of New Castle.

            The Board of Directors of PEPCO, Enterprises, Inc. adopted the following resolution on the 19th day of November 1984.

            RESOLVED, that the appropriate officers of the Corporation are authorized to take such steps as may be necessary or convenient to amend the Certificate of Incorporation to provide that the registered office of the Corporation shall be established and maintained at 1100 North Market Street, in the City of Wilmington, State of Delaware, and in order to provide that the name of the registered agent at such address is Financial Services, (Delaware), Inc.

            IN WITNESS WHEREOF, PEPCO Enterprises, Inc. has caused this statement to be signed by Paul Dragoumis, its President and attested by Thomas E. O'Dea, its Secretary, this 4th day of December, 1984.

STATE OF DELAWARE OFFICE OF SECRETARY OF STATE

            I, GLENN C. KENTON, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT/OFFICE OF PEPCO ENTERPRISES, INC, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF JUNE, A.D. 1984, AT 10 O' CLOCK A.M.

/s/ Glenn C. Kenton Glenn C. Kenton, Secretary of State AUTHENTICATION :0270924 DATE: 06/20/1984
CERTIFICATE OF-CHANGE OF REGISTERED AGENT AND REGISTERED OFFICE * * * *

            PEPCO Enterprises, Inc., a corporation organized and existing under and by virture of the General Corporation Law of the State of Delaware,

            DOES HEREBY CERTIFY:

            The present registered agent of the corporation is The Corporation Trust Company and the present registered office of the corporation is in the County of New Castle.

            The Board of Directors of PEPCO Enterprises, Inc. adopted the following resolution on the 30th day of November, 1983.

            On motion duly adopted, it was

            RESOLVED, that the appropriate officers of the Corporation are authorized to take such steps as may be necessary or convenient to amend the Certificate of Incorporation to provide that the registered office of the Corporation shall be established and maintained at 1100 North Market Street, in the City of Wilmington, State of Delaware, and in order to provide that the name of the registered agent at such address is Wilmington Trust Company.

            IN WITNESS WHEREOF, PEPCO Enterprises, Inc. has caused this statement to be signed by Paul Dragoumis, its President and attested by Thomas E. O'Dea, its Secretary, this 18th day of June, 1984.

BY /s/ Paul Dragoumis President
ATTEST: By /s/ Thomas E. O'Dea Secretary
STATE OF DELAWARE OFFICE OF SECRETARY OF STATE

            I, GLENN C. KENTON, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFIY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF PEPCO ENTERPRISES, INC. FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF JUNE, A.D. 1983, AT 10 O' CLOCK A.M.

/s/ Glenn C. Kenton Glenn C. Kenton, Secretary of State AUTHENTICATION 0009389 DATE: 06/24/1983
CERTIFICATE OF INCORPORATION OF PEPCO Enterprises, Inc.

            1.             The name of the corporation is:

                                    PEPCO Enterprises, Inc.

            2.             The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            3.             The nature of the business or purposes to be conducted or promoted is:

            To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            4.             The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

            5A.             The name and mailing address of each incorporator is as follows

NAME	MAILING ADDRESS
V. A. Kasowski	100 West Tenth Street Wilmington, Delaware 19801
D. L. Sipple	100 West Tenth Street Wilmington, Delaware 19801
M. C.Kinnamon	100 West Tenth Street Wilmington Delaware 19801
5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:
NAME	MAILING ADDRESS
H. Lowell Davis	1900 Pennsylvania Avenue, N.W. Suite 803 Washington, D.C. 20068

            6.             The corporation is to have perpetual existence.

            7.             In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

            To make, alter or repeal the by-laws of the corporation.

            8.             Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

            9.             The corporation reserves the right to amend, alter, (change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by L statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 15th day of June, 1983.

/s/ V. A. Kasowski V. A. Kasowski /s/ D. L. Sipple D. L. Sipple /s/ M. C. Kinnamon M. C. Kinnamon